Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1. Registration Statement (Form S-8 No. 333-148355),

2. Registration Statement (Form S-8 No. 333-211927), and

3. Registration Statement (Form S-8 No. 333-211928);

of our report dated January 9, 2019, with respect to the consolidated financial statements of Volt Information Sciences, Inc. included in this Annual Report (Form 10-K) for the year ended October 28, 2018.

New York, New York
January 9, 2019